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                                  EXHIBIT 21.1

     SUBSIDIARIES OF TRM CORPORATION (FORMERLY TRM COPY CENTERS CORPORATION)

                                            STATE OR PLACE
               SUBSIDIARY                  OF INCORPORATION
----------------------------------------   ----------------
TRM Copy Centers (USA) Corporation              Oregon
TRM (Canada) Corporation (1)                    Canada
TRM Copy Centres (U.K.) Limited (1)              U.K.
FPC France Ltd. (1)                             Oregon
TRM (ATM) Limited                                U.K.
TRM ATM Corporation                             Oregon
S-3 Corporation (1)                            Delaware
Strategic Software Solutions Limited (1)         U.K.
Inkas Financial Corp. Ltd. (1)                   U.K.
Access Cash International LLC (1)              Delaware

(1) TRM (Canada) Corporation., TRM Copy Centres (U.K.) Ltd., and FPC France Ltd. are subsidiaries of TRM Copy Centers (USA) Corporation. S-3 Corporation and Access Cash International LLC are subsidiaries of TRM ATM Corporation. Strategic Software Solutions is a subsidiary of S-3 Corporation. Inkas Financial Corp. Ltd. is a subsidiary of TRM (ATM) Limited. Mighty Cash Financial Services, Inc. is a subsidiary of TRM (Canada) Corporation.